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                                                                    EXHIBIT 10.9


[EAGLEUSA LOGO]


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT CREATES AND AFFECTS SIGNIFICANT LEGAL RIGHTS FOR BOTH YOU AND THE COMPANY. READ IT CAREFULLY AND BE CERTAIN THAT YOU UNDERSTAND IT BEFORE YOU AGREE TO ITS TERMS. IF YOU THINK YOU MIGHT WISH TO FIRST CONSULT WITH A LAWYER, THE COMPANY URGES YOU TO DO SO.

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into between JOHN MCVANEY (the "Employee") and EAGLE USA AIRFREIGHT, INC. (the "Company").

         WHEREAS, the Company wishes to employ Employee under the terms and conditions set forth below, and the Employee wishes to accept such employment under the terms and conditions set forth below.

         WHEREAS, Employee acknowledges that Employee has read and is fully familiar with the terms of this Agreement, that Employee has had a reasonable opportunity to consider this Agreement and to seek legal counsel, and that after such review, Employee finds that the promises and considerations provided by Employee in this Agreement are not greater than necessary for the protection of the Company's good will and legitimate business interests and do not create undue hardship for the Employee or the public,

         NOW, THEREFORE, for and in consideration of the above stated premises, and the mutual promises and agreements set forth herein, the parties agree as follows:

1. ARBITRATION. The Company and Employee agree that in the event of any legal dispute between the parties concerning this Agreement or legal rights arising from or relating to the employment relationship between the Company and Employee, the parties shall submit their dispute to binding arbitration. Provided, however, that the Company may, at any time, pursue the preliminary injunctive remedies specifically provided for in Paragraph 5(g) below in a court of law and thereafter require arbitration of all remaining issues of final relief. This provision does not prohibit Employee from filing a charge with a federal administrative agency. Insured workers compensation claims (other than wrongful discharge claims), and claims for unemployment insurance are excluded from arbitration under this provision. The arbitration will be conducted under the authority of the Federal Arbitration Act. The Arbitration will be conducted by the American Arbitration Association, or other mutually agreeable arbitration service. The arbitrator(s) shall be duly licensed to practice law in the State of Texas. Either party may pursue a motion for summary judgment from the arbitrator(s) which shall be decided under the federal standard. Each party will be allowed at least one deposition. The arbitrator(s) shall be required to state in a written opinion all facts and conclusions of law relied upon to support any outcome determinative error of state or federal law, or to fashion a cause of action or whether the arbitrator(s) authority has been exceeded will be resolved by summary judgment in a court of law. In all other respects, the arbitration process will be conducted in accordance with the American Arbitration Association employment arbitration rules or other mutually agreeable arbitration service rules with each party's expenses therefrom to be borne by that party unless otherwise determined by the arbitrator(s). All proceedings shall be conducted in Houston, Texas, or another mutually agreeable site. The duty to arbitrate described above shall survive the termination of this Agreement. The parties hereby waive trial in a court of law or by jury. All other rights, remedies, time limitations and defenses applicable to claims asserted in a court of law will apply in the arbitration.

2. DUTIES. Upon the effective date of this Agreement, Employee (i) shall commence to perform the duties of the position to which he or she is assigned, and (ii) shall devote such time, ability, skills and attention to the business of the Company as shall be reasonably necessary to perform the assigned duties and performance targets, (iii) shall perform the duties in a reasonable, timely and professional manner, and (iv) shall comply with all

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     applicable policies and rules of the Company. Employee's position will involve Employee being in charge of Domestic Operations (Company-wide) of the Company's operations in the area assigned to Employee, involves providing unique or special services, and will require Employee to exercise independent discretion without day to day supervision.

3. TERM, TERMINATION AND COMPENSATION. The following terms of employment will apply:

         a. TERM. Company agrees to employ Employee for an initial term of thirty (30) days (the "Initial Term"), and as an Employee with no definite term or tenure of employment thereafter. Recoverable damages, if any, for termination of employment will be limited to the Employee's Ordinary Wages for the remaining portion of the Initial Term or pay period the Employee is in at the time. "Pay Period" means the bi-weekly or monthly period within which Employee receives a pay check. "Ordinary wages" shall be calculated based on the per diem average of Employee's wages (excluding bonuses, contests, or other unusual awards) in the previous thirty (30) day period or such shorter period as Employee has been or presumed to extend past the Initial Term, or notice period in effect thereafter, for purposes of any damage calculation.

         b. TERMINATION. Employment may be terminated by the Employee, with or without cause, at any time, so long as fourteen (14) days notice to the Company is provided. During the Initial Term, employment may only be terminated by the Company for "cause". After the Initial Term, Company may terminate Employee's employment (a) at its discretion, with or without "cause", upon fourteen (14) days notice, or (b) without any notice for "cause". As used here, "cause" will include death, the elimination of Employee's position, an indication of any intent to quit by Employee, insubordination, lies or misrepresentations to the Company, inability to perform essential functions of the job after accommodation or leave are applied to the extent required by law, failure or refusal to perform assigned duties, fraud, negligence, violation of Company rules of behavior, or a failure to abide by the terms of this Agreement.

         c. EARLY PAYMENT. The Company may buy off the unexpired portion of the Initial Term or thereafter provide pay in lieu of fourteen days notice, at any time, by paying Employee his or her ordinary wages for the remainder of that applicable time period.

         d. COMPENSATION. Company shall provide Employee wages and benefits subject to adjustment at the discretion of the Company during employment. Employee authorizes the Company to make any deductions from his or her compensation, including his or her final pay check, that are deemed necessary by the Company to comply with state or federal laws on withholdings, to compensate for property not returned, or to recover advances paid to Employee. To the extent Employee is paid by commission, Employee understands and agrees that credit for sales towards a commission are not considered earned unless full payment is received for the sale and full compliance with all terms of this Agreement is maintained. As concerns commissions that are not paid or sales towards a commission that are not credited at the time Employee's employment with the Company terminates, the outstanding commission will not be considered earned or payable, and will be forfeited along with any other incentive compensation, if the Company determines that Employee has failed to comply with the protective covenants in sections 4 and 5 below.

4. BUSINESS INTERESTS AND OBLIGATIONS. The following are the parties' agreements as to the legitimate protectible business interests of the
     Company:



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         a.   TRADE SECRETS. During the Initial Term, and as deemed necessary by the Company thereafter, Employee will be given access to and allowed to become familiar with various trade secrets of the Company which are applicable to the Employee's position under the Company's normal policies and procedures. These trade secrets may include, without limitation, compilations of market information, customer lists, and business plans of the Company. Employee agrees that Employee shall not disclose any of the trade secrets, directly or indirectly, nor use them in any way, either during the term of this agreement or at any time thereafter, except as required in the ordinary course of Employee's employment for the benefit of Company.

         b. CONFIDENTIAL INFORMATION. During the Initial Term, and as deemed necessary by the Company thereafter, the Company will provide Employee confidential information, and/or access to confidential information, that is applicable to the Employee's position under the Company's normal policies and procedures. The parties agree that, for purposes of this Agreement, "Confidential Information" is information acquired by the Employee in the course and scope of his or her activities for the Company that is designated by the Company as "confidential" or that the Company indicates through its policies, procedures, or other instructions should not be disclosed to anyone outside the Company except through controlled means. The controlled disclosure of Confidential Information to customers or vendors for legitimate business purposes and the availability of the Confidential Information to others outside the Company through independent investigation and effort will not remove it from protected as Confidential Information status under this Agreement if the employee acquired the Confidential Information while employed with the Company. Employee agrees to use such Confidential Information for the exclusive benefit of the Company, and Employee shall not, during employment with the Company or thereafter, directly or indirectly, use the Confidential Information for any other purpose. Confidential information may also be protected as trade secret under Paragraph 4(a) above. Some examples of Confidential Information are internal financial statements and analysis, personnel files and evaluations, internal pricing and cost information, customer lists and contacts information, salary and compensation information, and information concerning specific customer needs.

         c. GOODWILL. During the Initial Term, and as deemed necessary by the Company thereafter, Company agrees to provide Employee with compensation, expense reimbursements in accordance with Company policy limits, confidential information, and contact with customers, contractors, vendors and co-workers, in order to help Employee develop goodwill for the Company, where applicable to Employee's position under the Company's normal policies and procedures. Employee agrees to use the goodwill developed with the Company's customers, contractors, vendors and co-workers for the exclusive benefit of the Company.

5. PROTECTIVE COVENANTS. Employee agrees that the following covenants are reasonable and necessary protective covenants for the protection of the business interests described in Paragraph 4 above:

         a. DEFINITIONS. "Competing Business" means any business involving freight logistics, freight forwarding, or any related activities that involve the same type of services sold by the Company, or any business so similar in nature that it would displace business opportunities or customers of the Company. "Covered Customer" means those customer entities and/or persons who did business with the Company and that Employee either (a) received Confidential Information about, or (b) had contact with within the last twenty four (24) month period that Employee was employed with



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              Company. "Restricted Area" means (a) a one hundred fifty (150)
              mile radius of any station of the Company that Employee worked out of, provided services to, or provided supervision over, and (b) any location, storefront, address or place of business where a Covered Customer is present and available for solicitation. Employee may not circumvent the purpose of any restriction by engaging in business in the Restricted Area through remote means like telephone, correspondence, or computerized communication.

         b. HANDLING OF COVERED ITEMS. All information and material covered by Paragraphs 4 (a)-(c) shall remain the exclusive property of the Company, and shall not be removed from the premises of the company without the prior consent of the Company. If removed from the Company premises by consent, such information and material will be used only for the benefit of the Company in the ordinary course of business. All documents covered by Paragraphs 4 (a)-(c) are, and shall continue to be, the property of the Company, and shall, together with all copies thereof, be returned and delivered to the Company by Employee immediately without demand, upon the termination of the Employee's employment with the Company, and shall be returned at any time if the Company so demands.

         c. RESTRICTION ON INTERFERING WITH EMPLOYEE RELATIONSHIPS. Employee agrees that during employment with Company, and for a period of twelve (12) complete calendar months following the termination of Employee's employment with the Company, Employee will not, either directly or indirectly, hire, call on, solicit, or take away, or attempt to call on, solicit or take away any of the employees or officers of the Company or encourage any employees or officers of the Company to terminate their relationship with the Company, without the prior written consent of James R. Crane or his designee.

         d. RESTRICTION ON INTERFERING WITH CUSTOMER RELATIONSHIPS. Employee agrees that during employment with the Company, and for a period of twelve (12) complete calendar months following the termination of Employee's employment with the Company, Employee will not, directly or indirectly, except in connection with Employee's employment with the Company, service, call on, solicit, or take away, or attempt to call on, solicit, or take away any of the Covered Customers of the Company in the Restricted Area, without the prior written consent of James R. Crane or his designee.

         e. RESTRICTION ON UNFAIR COMPETITION. Employee agrees that during employment with the Company, Employee will not participate in any way in a Competing Business. Employee agrees that for twelve (12) complete calendar months following termination of employment, Employee will not actively participate in a Competing Business in the Restricted Area by providing services (whether as an employee, agent, consultant, advisor, independent contractor, or other capacity) to a Competing Business in a position that would involve the use or disclosure of Company trade secrets or Confidential Information, that has substantially the same functions and/or responsibilities as a position Employee held with Company, or that involves supervision over substantially the same functions and/or responsibilities.

              Employee agrees that during employment with the Company, Employee will not participate in any way in a Competing Business. Employee agrees that for twelve (12) complete calendar months following termination of employment, Employee will not actively participate in a Competing Business in the Restricted Area. For purpose of this paragraph, "actively participate in" includes participating, directly or indirectly, either as an employee, consultant, partner, shareholder (other than through ownership of publicly-traded capital stock of a corporation which represents less than ten percent (10%) of the outstanding capital stock of such corporation),


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              lender, corporate officer, director, or in any other capacity, in assisting a Competing Business if the participation would involve, in any way, influence or input into the Competing Business' business decisions or relationships with customers."

              Employee agrees that competition in violation of these terms is intrinsically unfair to the Company because it would involve inevitable disclosure of trade secrets and confidential information, as well as conversion of the Company's investment in goodwill and training and confusion over company names and associations.

         f. SURVIVAL OF COVENANTS. Each restriction set forth in Paragraph 5 hereof shall survive the termination of Employee's employment with the Company. The existence of any claim or cause of action of the Employee against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenant. In the event an enforcement remedy is sought under Paragraph 5(g), the time periods provided for in Paragraph 5 shall be extended by one day for each day Employee failed to comply with the restriction at issue.

         g. REMEDIES. In the event of breach or threatened breach by Employee of any provision of Paragraph 5 hereof, the Company shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of all attorney's fees and costs incurred by the Company in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach. An agreed amount for the bond to be posted if an injunction is sought by the Company, is $1,000. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. The Company has the right to pursue partial enforcement, and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving the Company's right to pursue any other available remedy subsequent to declaratory relief.

         h. EARLY RESOLUTION CONFERENCE. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Employee later challenge any provision as unclear, unenforceable, or inapplicable to activity that Employee intends to engage in, Employee will first notify the Company in writing and meet with a Company representative and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the parties. Employee will provide this notification at least fourteen
              (14) days before Employee engages in any activity on behalf of a Competing Business or engages in other activity that could foreseeably fall within a questioned restriction. The failure to comply with this requirement shall waive Employee's right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference.

         i. CHANGES IN RESTRICTIONS. The parties agree that the Company may change the scope, geography and/or time limitations which apply to the restrictions in Paragraph 5 as a condition of a reassignment, promotion, or other change in position, compensation, or duties for the Employee. The agreements in Paragraphs 4 and 5 are independently sufficient to support this option provided to the Company. Such a change in the terms of this Agreement will be made in



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              writing by a duly authorized officer of the Company. The Company will give the Employee at least fourteen (14) days written notice of the change in terms. Employee's act in continuing employment after the effective date will be deemed an acceptance of the change.

         j. ANCILLARY INTERESTS. The parties agree that any one of the agreements in Paragraphs 4(a) - (c) standing alone, will be deemed an otherwise enforceable agreement at the time this Agreement was made, and gives rise to the need for the restrictions in Paragraphs 5 (a) - (h).

6. MERGER OR ACQUISITION DISPOSITION. In the event the Company should consolidate, or merge into another entity, or transfer all or substantially all of its assets to another entity, or divide its assets among a number of entities, this Agreement shall continue in full force and effect with regard to the surviving entity.

7. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed to the Company at:

                           EAGLE USA AIRFREIGHT, INC.
                           15350 Vickery Drive
                           Houston, Texas  77032
                           Attn:  JAMES R. CRANE

    and to the Employee at the address set forth below Employee's signature on the signature page hereto. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

8. SEVERABILITY. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein. If the restrictions in paragraph 5 are deemed unenforceable as written, the parties expressly authorize the court to revise, delete, or add to the restrictions contained in Paragraph 5 of the Agreement to the extent necessary to enforce the intent of the parties and to provide the Company's goodwill, confidential information, and other business interests with effective protection.

9. WAIVER, OPPORTUNITY TO CURE, MODIFICATION, AND INTEGRATION. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party; provided, however, that if Employee becomes aware of any breach of any material term of this agreement by the Company, Employee will give the company written notice of the alleged breach within seven (7) days and give the Company thirty (30) days to cure such alleged breach. Employee's failure to provide this notice and opportunity to cure will waive any right of Employee to assert that alleged breach at a later time. This instrument contains the entire agreement of the parties. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto, except as provided in Paragraph 5 (i)above or by order of the court pursuant to Paragraph 8 above.

10. BINDING EFFECT. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon Employee, Employee's heirs and representatives.



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11. GOVERNING LAW. It is the intention of the parties that the laws of the State of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto; provided, however, that federal law will control as to the arbitration clause. The agreed venue and jurisdiction for any claims or disputes under this Agreement is Houston, Texas.

12. REPRESENTATION OF EMPLOYEE. Employee hereby represents and warrants to the Company that Employee has not previously assumed any obligations inconsistent with those contained in this Agreement, and will not use, disclose, or otherwise rely upon any confidential information or trade secrets derived from any previous employment, if Employee has any, in the performance of his duties on behalf of the Company.

13. COUNTERPART EXECUTION. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties agree to the foregoing terms with an effective date of September 24, 1998.

                        EMPLOYEE:     /s/ JOHN C. MCVANEY
                                   ---------------------------------------------
                                          Signature

                        Printed Name:    JOHN C. MCVANEY

                        Address:         5521 BORDLEY DR
                                        ----------------------------------------
                        City, State Zip  HOUSTON, TX 77056
                                        ----------------------------------------

                        COMPANY:      EAGLE USA AIRFREIGHT

                        By:          /s/ JAMES R. CRANE
                                   ---------------------------------------------
                        Printed Name:    JAMES R. CRANE

                        Title:           PRESIDENT



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                          EMPLOYMENT AGREEMENT ADDENDUM
                            (FOR EXISTING EMPLOYEES)




      As an addendum to the Employment Agreement between JOHN C. MCVANEY (the "Employee") and EAGLE USA AIRFREIGHT (the "Company") dated September 24, 1998 (the "Employment Agreement"). Company agrees to pay to Employee the sum of one hundred dollars ($100) within thirty (30) days of the date of this agreement as consideration for Employee's agreement to the terms of this Employment Agreement Addendum, in addition to and in further support of the mutual promises and agreements set forth in the Employment Agreement. In exchange, Employee agrees:

a) that all rights and remedies provided for in any prior employment agreements between the parties are fully replaced with the new rights and remedies provided for in the Employment Agreement

b) that goodwill developed with the Company's customers by Employee in the past is now the property of the Company, whether previously so agreed or not

c) that Trade Secrets and Confidential Information of the Company acquired by Employee during past employment with the Company is now to be used by Employee for the exclusive benefit of the Company, whether previously so agreed or not, and

d) that all provisions of the Employment Agreement including, without limitation, the arbitration clause and protective covenants, will be complied with by Employee from the date of this addendum forward. The definitions applied in the Employment Agreement also apply to this Employment Agreement Addendum.


EMPLOYEE:  /s/ JOHN C. MCVANEY              COMPANY:  EAGLE USA AIRFREIGHT
          --------------------------------

Printed Name: JOHN C. MCVANEY               By: /s/ JAMES R. CRANE
              ----------------------------      --------------------------------
Address: 5521 BORDLEY DR                    Printed Name:  JAMES R. CRANE
         ---------------------------------                ----------------------
City, State, Zip: HOUSTON, TX 77056         Title:  President
                  ------------------------         -----------------------------
Date:    9-28-98                            Date:  9-24-98
       -----------------------------------        ------------------------------
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